Exhibit 99

                                   FORM 12b-25
                                   PART II(c)

We were unable to furnish our Independent Accountant's Review Report for Island
Critical Care Corp's financial statements as of December 31, 2001 due to the fact that our independence was impaired due to unpaid fees.

/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
February 13, 2002